EXHIBIT 10.60

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Hilltop Services Ltd.
November 10, 2004
Page 2

                                Ramp Corporation
                                 33 Maiden Lane
                            New York, New York 10038
                                 (212) 440-1500

                                                               November 16, 2004

Hilltop Services Ltd.
Mevot David 8
Ramat Gan, Israel
Attn: Ms. Mary Lowenthal

   Re: Amendment No. 2 to Warrants and Reduction in Principal of Promissory Note
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Gentlemen:

         Reference is made to: (i) that certain Letter Agreement, dated as of July 14, 2004 (the "Letter Agreement"), by and between Ramp Corporation, a Delaware corporation (the "Company"), and Hilltop Services Ltd. (the "Investor"), (ii) that certain Convertible Promissory Note No. J-3, dated July 14, 2004 (the "Note"), in the aggregate remaining principal amount of U.S. $1,509,491 (the "Principal Amount") issued by the Company in favor of the Investor, (iii) that certain letter agreement, dated as of October 12, by and between the Company and the Investor, (iv) that certain Common Stock Purchase Warrant No. W-J04-C-3, dated July 14, 2004 ("Warrant No. 3"), exercisable into 216,014 shares of common stock, par value $.001 per share, of the Company ("Common Stock"), at an exercise price of $0.0325 cents per share ("Warrant No. 3 Exercise Price"), issued by the Company to the Investor, and (v) that certain Common Stock Purchase Warrant No. W-J04-D-3, dated July 14, 2004 ("Warrant No. 4"), exercisable into 4,282,354 shares at an exercise price of $0.40 cents per share ("Warrant No. 4 Exercise Price"), issued by the Company to the Investor. For purposes of this letter agreement, (a) Warrant No. 3 and Warrant No. 4 are herein referred to collectively as the "Warrants" and (b) Warrant No. 3 Exercise Price, and Warrant No. 4 Exercise Price are herein referred to collectively as the "Exercise Price".

         For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Company and the Investor hereby agree as follows:

         The Company represents and warrants to the Investor that, as of the date hereof, the Company had 240,497,105 shares of Common Stock issued and outstanding. The Company and the Investor agree that, on the condition that: (i) Warrant No. 3 is exercised in full and (iii) Warrant No. 4 is exercised in full (the aggregate of 4,498,368 shares of Common Stock due upon such exercise is referred to herein collectively as the "Exercised Warrants"), the Exercise Price with respect to all of the shares of Common Stock underlying all of the Warrants shall be reduced to $.015 cents per share. In consideration for the foregoing and as payment of the exercise price of $.015 cents per share for the Exercised Warrants, in accordance with Section 2 of the Warrants, $67,475.52 shall be paid through the reduction of Principal Amount outstanding under the Note.

         The Company and the Investor hereby agree that the Investor elects to immediately, and without further action, convert the principal amount of $96,000 of the remaining Principal Amount outstanding under the Promissory Note into an aggregate of 6,400,000 Conversion Shares (as defined in the Note) at a Conversion Price (as defined in the Note) of $.015 cents per share.

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Hilltop Services Ltd.
November 10, 2004
Page 3


         Each of the Company and the Investor agree that, notwithstanding anything to the contrary contained in Section 1(c) of the Note, any unpaid and accrued interest under the Note though the date hereof shall be due and payable on the Maturity Date (as defined in the Note).

         The Company agrees to cause to be promptly issued certificates representing the shares underlying the Exercised Warrants and Conversion Shares to the Investor or, if such shares are sold by the Investor, to issue DWAC instructions for such shares to the Company's transfer agent. The Letter Agreement, Note and Warrants are hereby deemed amended to reflect the foregoing.

         Except as amended hereby, the provisions of the Letter Agreement, Note and the Warrants shall be unmodified and shall remain in full force and effect.

         As promptly as practicable but no later than four (4) business days following the exercise of the Warrants, the Company shall file a Form 8-K with the Securities and Exchange Commission as required under the rules and regulations of the Securities Exchange Act of 1934, as amended, and shall take such further actions as it shall deem necessary or appropriate to deliver the final prospectus, as amended or supplemented, relating to the sale of the shares of Common Stock underlying the Warrants under the Securities Act of 1933, as amended, and deliver same to the Investor prior to its sale of shares of Common Stock underlying the Warrants and Conversion Shares. The Investor agrees that it shall not sell any shares of Common Stock underlying the Warrants and Conversion Shares pursuant to the Registration Statement on Form S-3, No. 333-118457, without proper delivery of the final prospectus, as amended or supplemented.

         Please confirm your agreement to the foregoing by executing the enclosed copy of this letter and returning it to the undersigned, whereupon it shall become a binding agreement between us as of the date hereof.


                                              Very truly yours,

                                              RAMP CORPORATION


                                              By: ___________________________
                                                  Name:  Andrew Brown
                                                  Title: Chief Executive Officer

ACCEPTED AND AGREED TO:

HILLTOP SERVICES LTD.


By: ______________________________
    Name:
    Title: